                                                                Exhibit 99.1

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE TUESDAY JUNE 11, 2002 at 4:00 PM EDT
----------------------------------------------------------

Contacts:
Millennium Pharmaceuticals, Inc.
Kelly Lindenboom (media)
617-679-7405
Gina Brazier (investor)
617-551-3611

              MILLENNIUM INITIATES PIVOTAL PHASE III CLINICAL TRIAL
         COMPARING VELCADE(TM)(bortezomib) for Injection WITH HIGH-DOSE
                 DEXAMETHASONE IN PATIENTS WITH MULTIPLE MYELOMA
          - Unique mechanism of action - inhibition of the proteasome -
       represents potential new hope for patients with multiple myeloma -

Cambridge, MA, June 11, 2002 - Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM)
today announced the initiation of a pivotal phase III clinical trial of VELCADE
(formerly known as MLN341, LDP-341 and PS-341) in patients with multiple myeloma, the second most common hematologic cancer.  The company also announced they have filed the trade name VELCADE, for trademark registration, and will use
VELCADE as the naming convention for MLN341.  The trade name will be subject to approval by the FDA and other regulatory authorities during the NDA/MAA submission and approval process. The randomized open-label, multi-center, international phase III trial will compare VELCADE with high-dose dexamethasone, a commonly used therapy, to assess the efficacy and safety of VELCADE in patients with multiple myeloma whose disease has progressed after one to three prior therapeutic regimens.

"The initiation of this pivotal phase III trial not only represents an important milestone in the development of the lead compound of our oncology franchise, but an important company goal as well," said John Maraganore, Ph.D., senior vice president, strategic product development at Millennium Pharmaceuticals.
"The recent fast track designation of VELCADE coupled with the start of this trial further validates our commitment to developing breakthrough therapeutic products."

The phase III trial is being planned for over 60 sites in the United States,
Canada and Europe in approximately 600 patients with multiple myeloma whose disease has progressed despite one to three previous therapies.  Patients will be randomly assigned to receive either VELCADE(TM)(bortezomib) for Injection or
high-dose dexamethasone.   The primary endpoint of the study is time-to-disease
progression with secondary endpoints including measurements of clinical benefit, quality of life, survival and response rates.  The safety of the two drugs also will be compared.  Patients in the phase III trial receiving high-dose dexamethasone whose disease continues to progress will be able to receive
VELCADE in a companion single-arm clinical trial of VELCADE.

VELCADE is designed to specifically block proteasomes, which are enzyme complexes in the cell responsible for breaking down a variety of proteins, including many that regulate cell division.  Laboratory studies have suggested that by inhibiting the proteasome, VELCADE in cancer cells disrupted regulating proteins and ultimately induced apoptosis (programmed cell death).

"The preliminary phase II study results in patients with multiple myeloma have encouraged us to move forward with this pivotal phase III study. With its new and unique mechanism of action, inhibiting the proteasome, VELCADE represents a possible new approach in the fight against multiple myeloma," said principal study investigator Kenneth Anderson, M.D., from Dana-Farber Cancer Institute in
Boston, MA. "Patients battling multiple myeloma, a disease with an average patient survival time of three to five years, need new treatment options."

Recent Clinical Data
Preliminary data presented at the recent American Society of Clinical Oncology
(ASCO) meeting from the first cohort of a phase II trial of VELCADE in patients with multiple myeloma whose disease has relapsed and was progressing following multiple prior therapies, included the following results:
o     Overall, 77 percent of patients (54 of 70 evaluable patients) in the study experienced stabilization of the disease or a reduction in their (M)
      protein levels, a substance in the blood that physicians use to evaluate multiple myeloma tumor burden, after receiving VELCADE for up to 24 weeks;
           o  Specifically, 20 percent (14 out of 70 evaluable patients)
              had a greater than 90 percent reduction in their (M) protein levels; and
           o  47 percent of patients (33 out of 70 evaluable patients) had at least a 25 percent reduction;
o     Overall, for the population in this study, the median time to progressive disease (TTP) was greater than 6.2 months, with the majority of patients still not experiencing progressive disease.

Side effects were manageable and predictable and included fatigue, diarrhea, reduced platelets and peripheral neuropathy.

In addition, in preliminary data from two ongoing phase I studies of VELCADE(TM)
(bortezomib) for Injection in patients with advanced solid tumors, VELCADE in combination with the common chemotherapies Gemzar(R)(gemcitabine) and
Camptosar(R)(irinotecan hydrochloride injection) was well-tolerated, with patients experiencing manageable and predictable side effects including reduced platelets, diarrhea and neutropenia.  Certain patients in these trials with pancreatic, lung and colorectal cancers also experienced early signs of potential anti-tumor activity.  VELCADE is also being combined with
Taxotere(R)(docetaxel) in three phase I/II studies in patients with prostate, lung and breast cancer.

For more information about VELCADE clinical trials, patients and physicians can contact Millennium's Medical Information Center at (800) 589-9005.

About Multiple Myeloma
Multiple myeloma is a cancer of the blood in which white blood cells called plasma cells, normally responsible for the production of antibodies (proteins that fight infection and disease), are overproduced in the bone marrow - the tissue inside the bone that manufactures all blood cells.  The proliferation of these abnormal plasma cells, known as myeloma cells, causes decreased production of normal red and white blood cells, and of normal disease-fighting antibodies, as well as destruction of bone leading to numerous fractures. The malignant plasma cells produce a paraprotein, (M) protein, that is responsible for many of the complications of the disease, including kidney failure.

Multiple myeloma is the second most common cancer of the blood and although the disease is predominantly a cancer of the elderly (the peak age of onset is 65 to 70 years of age), recent statistics indicate both increasing incidence and younger age of onset.  About 11,200 people in the United States (5,800 men and
5,400 women) are expected to die of multiple myeloma this year.  The disease is about twice as common in males as females.  Among African Americans, multiple myeloma is one of the top 10 leading causes of cancer death.

Millennium's Oncology Franchise
Millennium is committed to pursuing oncology as a core franchise area, dedicating significant resources and capabilities in the areas of technology, scientific expertise and strategic business development. To this end,
Millennium has already produced a deep oncology pipeline that ranges from multiple novel targets to commercialized therapeutic and diagnostic products.
VELCADE(TM)(bortezomib) for Injection, a first-in-its-class small molecule, designed to inhibit the proteasome, has received fast track designation from the FDA and is currently in phase III clinical trials for multiple myeloma and phase I trials for solid tumors.  Among the most advanced clinical compounds in addition to VELCADE are MLN591, an anti-PSMA antibody currently in phase I clinical trials for advanced prostate cancer and MLN576 (XR11576), a small molecule with DNA-targeting activity in phase I trials for solid tumors.
In addition, MLN518, a first-in-class RTK inhibitor has received fast track designation from the FDA and recently entered phase I trials for acute myeloid leukemia.  The Campath(R)(alemtuzumab) monoclonal antibody, a therapeutic developed from a former joint venture of Millennium and ILEX
Oncology, Inc., is commercially available in both the United States and a number of European countries. A Millennium alliance partner and licensee is in the process of developing and commercializing Melastatin(R), a melastatin detection product for melanoma developed through our predictive medicine efforts.

About Millennium
Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company, applies its comprehensive and integrated science and technology platform for the discovery and development of breakthrough therapeutic and predictive medicine products with a goal of delivering personalized medicine.  Millennium is primarily focusing its research, development and commercialization activities in four key areas: cardiovascular, oncology, inflammation and metabolic diseases. Through the industrialization of its gene-to-patient platform,
Millennium is striving to accelerate the process of drug discovery and development. Headquartered in Cambridge, Mass., Millennium currently employs more than 2,000 people.

This press release contains "forward-looking statements," including statements about our growth and future operating results, discovery and development of products, potential acquisitions, strategic alliances and intellectual property.
Various risks may cause Millennium's actual results to differ materially, including: adverse results in our drug discovery and clinical development processes; failure to obtain patent protection for our discoveries; commercial limitations imposed by patents owned or controlled by third parties; our dependence upon strategic alliance partners to develop and commercialize products and services based on our work; difficulties or delays in obtaining regulatory approvals to market products and services resulting from our development efforts; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For a further list and description of the risks and uncertainties we face, see the reports we have filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

Gemzar(R)is registered trademark of Eli Lilly and Company. Camptosar(R)is a registered trademark of Pharmacia Corporation. Taxotere(R) is a registered trademark of Aventis Pharmaceuticals, Inc. Campath(R)is a registered trademark of ILEX Pharmaceuticals, L.P.